Exhibit 99.1

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

SHUTTERSTOCK, INC.
350 FIFTH AVENUE
20TH FLOOR
NEW YORK, NY 10118

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [●], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SSTK2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [●], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69245-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SHUTTERSTOCK, INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To adopt the Agreement and Plan of Merger, dated as of January 6, 2025 (as may be amended from time to time, the "Merger Agreement"), by and among Shutterstock, Inc. ("Shutterstock"), Grammy HoldCo, Inc., Grammy Merger Sub One, Inc., Getty Images Holdings, Inc., Grammy Merger Sub 2, Inc., and Grammy Merger Sub 3, LLC.	☐	☐	☐
2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Shutterstock's named executive officers that is based on or otherwise related to the merger.	☐	☐	☐
3. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V69246 - TBD SHUTTERSTOCK, INC. Special Meeting of Stockholders [ ŏ ], 2025 This proxy is solicited by the board of directors of Shutterstock, Inc. The undersigned stockholder(s) of Shutterstock, Inc . (the “Company”) hereby appoint(s) Rik Powell and Colleen Kearney or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of the Company that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held at [ ŏ ] a . m . Eastern Time on [ ŏ ], [ ŏ ], 2025 and at any adjournment or postponement thereof . The Special Meeting will be held virtually . On the day of the meeting, visit www . virtualshareholdermeeting . com/SSTK 2025 SM to log into the virtual meeting website . You may start logging into the virtual meeting starting at [ ŏ ] a . m . Eastern Time, using your 16 - digit control number provided on the reverse side of this form . The meeting will begin promptly at [ ŏ ] a . m . Eastern Time . If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the Stockholder Meeting log in page . THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S) . IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS . By executing this proxy, the undersigned stockholder(s) authorize(s) the proxies to vote in their discretion on any other matters as may properly come before the Special Meeting and any adjournment or postponement thereof . Please mark, sign, date and return the proxy card promptly using the enclosed reply envelope . Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. CONTINUED AND TO BE SIGNED ON REVERSE SIDE